As filed with the Securities and Exchange Commission on January 20, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Third Point Reinsurance Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	98-1039994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

The Waterfront, Chesney House 96 Pitts Bay Road Pembroke HM 08, Bermuda +1 (441) 542-3300	Registered Agent Solutions, Inc. 99 Washington Avenue, Suite 1008 Albany, New York 12260 (888) 705-7274
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Third Point Re (USA) Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3952323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

51 JFK Parkway First Floor West Short Hills, New Jersey 07078 (908) 608-8970	John R. Berger 51 JFK Parkway First Floor West Short Hills, New Jersey 07078 (908) 608-8970
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tonya Marshall Executive Vice President, General Counsel & Secretary Third Point Reinsurance Ltd. The Waterfront, Chesney House 96 Pitts Bay Road Pembroke HM 08, Bermuda +1 (441) 542-3300	Steven J. Slutzky Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/Proposed maximum aggregate offering price/Amount of registration fee (1)
Senior Debt Securities of Third Point Re (USA) Holdings Inc.
Guarantee of Senior Debt Securities of Third Point Re (USA) Holdings Inc. by Third Point Reinsurance Ltd. (2)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee.
(2)	No separate consideration will be received for the guarantees of the senior debt securities issued by Third Point Re (USA) Holdings Inc.

PROSPECTUS

Third Point Re (USA) Holdings Inc.

Senior Debt Securities

Fully and Unconditionally Guaranteed by

Third Point Reinsurance Ltd.

By this prospectus, we may offer from time to time the senior debt securities of Third Point Re (USA) Holdings Inc. (“TPRUSA”) described in this prospectus. The debt securities of TPRUSA will be unsecured and will be fully and unconditionally guaranteed on a senior unsecured basis by Third Point Reinsurance Ltd. (“TPRE”), the indirect parent of TPRUSA, as described in this prospectus.

We will provide specific terms of any securities we are offering in a supplement to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any prospectus supplement relating to such securities carefully before you invest. This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 20, 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Third Point Reinsurance Ltd. (“TPRE”) and Third Point Re (USA) Holdings Inc. (“TPRUSA”) filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we are registering an indeterminate amount of each class of the securities described in this prospectus, and we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In addition, we may provide you with a free-writing prospectus related to such offering and file that free-writing prospectus with the SEC (a “Company free-writing prospectus”). The prospectus supplement relating to such securities and any related Company free-writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement relating to such securities or Company free-writing prospectus, you should rely on the information in the prospectus supplement relating to such securities or Company free-writing prospectus. You should carefully read this prospectus, any prospectus supplement and any related Company free-writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We are responsible only for the information contained in this prospectus, the prospectus supplement relating to the securities we may offer, those documents incorporated by reference herein and therein, and any related Company free-writing prospectus. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may give you. None of this prospectus, any prospectus supplement or a related Company free-writing prospectus constitutes an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any related Company free-writing prospectus is accurate as of any date other than the date of the applicable document. Neither the delivery of this prospectus, any prospectus supplement or any related Company free-writing prospectus nor any distribution of securities pursuant to this prospectus or any prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or such prospectus supplement or in our affairs since the date of this prospectus, such prospectus supplement or any related Company free-writing prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise stated or the context otherwise indicates or requires, references in this prospectus to (i) “we,” “us,” “our,” “TPRE” and the “Company” refer to Third Point Reinsurance Ltd. and its directly and indirectly owned subsidiaries, including Third Point Reinsurance Company Ltd. (“Third Point Re”), and Third Point Re (USA) Holdings Inc., as a combined entity; (ii) “Third Point Reinsurance Ltd.” refer to Third Point Reinsurance Ltd. on a standalone basis, and not its subsidiaries; and (iii) “Third Point Re (USA) Holdings Inc.” and “TPRUSA” refer to Third Point Re (USA) Holdings Inc. on a standalone basis, and not its subsidiaries or other affiliates.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described in Item 1A of our most recent annual report on Form 10-K as well as any additional risk factors included in our quarterly or interim reports since the date of the most recent annual report on Form 10-K.

The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any prospectus supplement or in the documents incorporated by reference herein or therein actually occurs, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our securities to decline, perhaps significantly, and you may lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated herein by reference may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this prospectus and the documents incorporated herein by reference, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance that these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors.

Factors that could materially affect these forward-looking statements can be found in our periodic and current reports filed with the SEC. In evaluating the forward-looking statements, potential investors and other readers are urged to carefully consider the factors discussed under the caption “Risk Factors” in a prospectus supplement relating to the securities we may offer and in Item 1A of our most recent annual report on Form 10-K as well as any additional risk factors included in our periodic or current reports since the date of the most recent annual report on Form 10-K. Although it is not possible to identify all of these risks and factors, they include, among others, the following:

•	limited historical information about us;

•	operational structure currently is being developed;

•	fluctuation in results of operations;

•	more established competitors;

•	losses exceeding reserves;

•	downgrades or withdrawal of ratings by rating agencies;

•	depending on key executives;

•	dependence on letter of credit facilities that may not be available on commercially acceptable terms;

•	potential inability to pay dividends;

•	unavailability of capital in the future;

•	dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting;

•	suspension or revocation of our reinsurance licenses;

•	potentially being deemed an investment company under U.S. federal securities law;

•	potential characterization of Third Point Reinsurance Ltd. and/or Third Point Reinsurance Company Ltd. as a passive foreign investment company;

•	dependence on Third Point LLC to implement our investment strategy;

•	termination by Third Point LLC of our investment management agreement;

•	risks associated with our investment strategy being greater than those faced by competitors;

•	increased regulation or scrutiny of alternative investment advisers affecting our reputation;

•	Third Point Reinsurance Ltd. potentially becoming subject to United States federal income taxation;

•	Third Point Reinsurance Ltd. potentially becoming subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act; and

•	other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic and current reports filed with the SEC.

Any one of these factors or a combination of these factors could materially affect our financial condition or future results of operations and could influence whether any forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We may include or incorporate by reference financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures, including net underwriting income (loss), combined ratio, return on beginning shareholders’ equity, book value per share and diluted book value per share are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. We believe these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. We encourage you to review the descriptions of these non-GAAP measures and the reconciliations of these non-GAAP measures to the comparable GAAP financial measures that we will include in any prospectus supplement and in the other periodic and current reports that TPRE files with the SEC, and not to rely on any single financial measure to evaluate our business.

THIRD POINT REINSURANCE LTD. AND THIRD POINT RE (USA) HOLDINGS INC.

Overview

TPRE is a holding company domiciled in Bermuda. Through its reinsurance subsidiaries, TPRE provides property and casualty reinsurance coverage to insurance and reinsurance companies on a worldwide basis. TPRE’s goal is to deliver attractive equity returns to shareholders by combining profitable reinsurance underwriting with superior investment management provided by its investment manager, Third Point LLC. TPRE believes that its reinsurance and investment strategy differentiates TPRE from its competitors.

TPRE manages its business on the basis of two operating segments: Property and Casualty Reinsurance and Catastrophe Risk Management. It also has a corporate function that includes our net investment income on capital and certain general and administrative expenses related to corporate activities.

TPRE’s principal executive offices are located at The Waterfront, Chesney House, 96 Pitts Bay Road, Pembroke HM 08, Bermuda. Its telephone number is +1 (441) 542-3300. Its website address is http://www.thirdpointre.bm., which is included as an inactive textual reference only; the information contained on, or that can be accessed through, TPRE’s website is not a part of this prospectus or the registration statement of which it forms a part or a part of any prospectus supplement.

Property and Casualty Reinsurance

TPRE provides reinsurance products to insurance and reinsurance companies, government entities, and other risk bearing vehicles. Contracts can be written on an excess of loss basis or quota share basis, although the majority of contracts written to date have been on a quota share basis. In addition, TPRE writes contracts on both a prospective basis and a retroactive basis. Prospective reinsurance contracts cover losses incurred as a result of future insurable events. Retroactive reinsurance contracts cover the potential for changes in estimates of loss and loss adjustment expense reserves related to loss events that have occurred in the past. Retroactive reinsurance contracts can be an attractive type of contract for TPRE as they can generate an underwriting profit should the ultimate loss and loss adjustment expenses settle for less than the initial estimate of reserves and the premiums received at the inception of the contract generate insurance float. The product lines that TPRE currently underwrites for this operating segment are: property, casualty and specialty. TPRE assumes a limited amount of catastrophe risk within the property and casualty segment, primarily through multi-line reinsurance contracts. TPRE anticipates that its property catastrophe exposures will consistently remain relatively low when compared to many other reinsurers with whom it competes.

Insurance float is an important aspect of TPRE’s property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums from reinsurance contracts and consideration received for deposit accounted contracts are collected before losses are paid on reinsurance contracts and proceeds are returned on deposit accounting contracts. In some instances, the interval between cash receipts and payments can extend over many years. During this time interval, TPRE invests the cash received and seeks to generate investment returns. Although float can be calculated using numbers determined under U.S. GAAP, float is a non-GAAP financial measure and, therefore, there is no comparable U.S. GAAP measure.

TPRE believes that its property and casualty reinsurance segment will contribute to its results by both generating underwriting income as well as generating float.

Catastrophe Risk Management

In contrast to many reinsurers with whom it competes, TPRE has elected to limit its underwriting of property catastrophe exposures. On June 15, 2012, Third Point Reinsurance Opportunities Fund Ltd. (the “Catastrophe Fund”), Third Point Reinsurance Investment Management Ltd. (the “Catastrophe Fund Manager”)

and Third Point Re Cat Ltd. (the “Catastrophe Reinsurer”) were incorporated in Bermuda. TPRE subsequently announced a strategic arrangement with Hiscox Insurance Company (Bermuda) Limited (“Hiscox”) to launch a collateralized catastrophe reinsurance underwriting fund management business through these entities. The Catastrophe Fund Manager, a Bermuda exempted company, is the investment manager of the Catastrophe Fund. In December 2014, TPRE announced that it would no longer accept investments in the Catastrophe Fund, that no new business would be written in the Catastrophe Reinsurer and that it would be redeeming all existing investments in the Catastrophe Fund. Despite the Catastrophe Fund’s strong performance from its inception, TPRE is winding it down due to challenging market conditions. Catastrophe reinsurance pricing and the fees available to manage catastrophe risk have decreased significantly in the past two years. The Catastrophe Fund Manager will continue to manage the runoff of the remaining exposure in the Catastrophe Fund.

As of September 30, 2014, the Catastrophe Fund had a net asset value of $117.9 million (December 31, 2013—$104.0 million), and TPRE’s investment in the Catastrophe Fund was $58.6 million (December 31, 2013—$54.8 million). There are no additional guarantees by TPRE and no recourse to TPRE beyond this investment.

Investment Management

TPRE’s investment strategy is implemented by its investment manager, Third Point LLC, under a long-term investment management contract. TPRE directly owns the investments that are held in a separate account and managed by Third Point LLC on substantially the same basis as Third Point LLC’s main hedge funds.

Third Point Re (USA) Holdings Inc.

TPRUSA is a corporation organized under the laws of Delaware, and was incorporated in November 2014. TPRUSA is an indirect wholly owned subsidiary of TPRE. Its direct parent company is Third Point Re (UK) Holdings Ltd., a private company limited by shares organized under the laws of the U.K. and Wales and a direct wholly owned subsidiary of TPRE.

TPRUSA’s only operations to date relate to accessing financing on our behalf and on behalf of Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”), a Bermuda company licensed as a Class 4 insurer and the wholly owned operating subsidiary of TPRUSA. Otherwise, to date TPRUSA has conducted no independent business, offers no products or services and owns no property. As a result, TPRUSA has a limited operating history and is exposed to volatility in its results of operations. Period to period comparisons of its results of operations may not be meaningful.

TPRUSA expects to provide, through a U.S.-based platform, reinsurance products that are substantially similar to the reinsurance products currently provided by TPRE. In order to facilitate these new reinsurance operations and obtain surplus relief, in connection with the initial capitalization of TPRUSA and Third Point Re USA, Third Point Re USA intends to enter into a quota share reinsurance agreement with Third Point Re, pursuant to which Third Point Re would assume 75% of premium and losses for Third Point Re USA’s portfolio of reinsurance contracts. Third Point Re USA also intends to enter into a net worth maintenance agreement with TPRE, pursuant to which TPRE would agree to commit funds sufficient to maintain a minimum level of capital at Third Point Re USA of $250 million, and a services agreement with TPRE, pursuant to which TPRE would agree to provide certain general and administrative support services. In addition, Third Point Re USA intends to enter into a joint venture and investment management agreement with Third Point LLC and Third Point Advisors LLC, and to become a party to the Founders Agreement dated as of December 22, 2011 among Third Point Re and several affiliates of TPRE.

TPRUSA’s U.S. presence is a strategic component of our overall growth strategy. As a result of TPRUSA’s U.S. presence, we expect to strengthen our relationships with U.S. cedents and brokers. We also expect to develop a firsthand understanding of cedent underwriting and claims capabilities that will benefit our own underwriting practices.

As a result of TPRUSA’s activities in the United States, we expect that TPRUSA will be subject to U.S. federal income taxation on its net income. However, we believe that our current activities, notwithstanding our activities through TPRUSA, will not cause TPRE to be treated as engaging in a U.S. trade or business and will not cause us otherwise to be subject to current U.S. federal income taxation on our net income. See “Risk Factors—We may be subject to United States federal income taxation” in TPRE’s Form 10-K for the year ended December 31, 2013.

We have not included separate financial statements of TPRUSA in this prospectus because the financial statements of TPRE incorporated by reference herein from TPRE’s Current Report on Form 8-K filed on January 20, 2015 include condensed consolidating financial information of TPRE, which presents information with respect to TPRUSA as the issuer along with information of TPRE as the parent guarantor.

TPRUSA’s principal executive offices are located at 51 JFK Parkway, First Floor West, Short Hills, New Jersey 07078. Its telephone number is (908) 608-8970.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement relating to the securities we may offer, we will use the net proceeds from the sale of the offered securities for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth TPRE’s consolidated ratio of earnings to fixed charges for the periods indicated.

	Period from October 6, 2011 (date of incorporation) to December 31, 2011	Years Ended December 31,		Nine Months Ended September 30, 2014
		2012	2013
Ratio of earnings to fixed charges	N/A	223.9x	47.2x	15.4x

We computed the ratio of earnings to fixed charges by dividing (1) income before income tax expense plus fixed charges minus net income from non-controlling interests by (2) our fixed charges. For the purposes of this ratio, fixed charges consist of interest expense on deposit contracts and certain of our reinsurance contracts. There is no ratio for the period from October 6, 2011 (date of incorporation) to December 31, 2011 because there were no fixed charges attributable to us during that period.

DESCRIPTION OF THIRD POINT RE (USA) HOLDINGS INC. DEBT SECURITIES AND THIRD POINT REINSURANCE LTD. GUARANTEE

The following description of the TPRUSA debt securities and the TPRE guarantee sets forth the material terms and provisions of the TPRUSA debt securities and the TPRE guarantee to which any prospectus supplement may relate. The specific terms applicable to the TPRUSA debt securities and any variations from the terms set forth below will be set forth in the prospectus supplement relating to such debt securities.

General

TPRUSA may offer to the public senior debt securities. TPRUSA will issue the senior debt securities in one or more series under an indenture to be entered into among TPRUSA, as issuer, TPRE, as guarantor, and The Bank of New York Mellon, as trustee.

The following description of the terms of the indenture is a summary. It summarizes only those portions of the indenture that we believe will be most important to your decision to invest in TPRUSA’s debt securities. You should keep in mind, however, that it is the indenture, and not this summary, that defines your rights as a holder of the debt securities of a particular series. There are other provisions in the indenture that may also be important to you. You should read the indenture for a full description of the terms of the debt securities.

Whenever we refer to particular provisions or terms of the indenture in this prospectus or in any prospectus supplement, such provisions or terms are incorporated by reference herein or in the prospectus supplement relating to such debt securities.

The indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the indenture.

Ranking

The senior debt securities issued by TPRUSA will be unsecured obligations of TPRUSA and will rank senior in right of payment to all obligations that are expressly subordinated in right of payment to TPRUSA’s senior debt securities and equal in right of payment to all of TPRUSA’s existing and future unsecured, unsubordinated obligations. Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, the debt securities will effectively rank junior to any future secured debt of TPRUSA to the extent of the value of the assets securing such debt.

Since TPRUSA is a holding company, most of its operating assets are owned by its subsidiary, Third Point Re USA. TPRUSA will rely primarily on dividends from this subsidiary to meet its obligations for payment of principal and interest on its outstanding obligations and corporate expenses. Accordingly, any debt securities issued by TPRUSA will be effectively subordinated to all existing and future liabilities of TPRUSA’s subsidiaries, including Third Point Re USA, and you should rely only on the assets directly held by TPRUSA for payments on those debt securities. In addition, the payment of dividends by TPRUSA’s reinsurance company subsidiary, Third Point Re USA, is limited under the applicable insurance laws and regulations of Bermuda.

The operating subsidiaries of TPRUSA are separate and distinct legal entities and have no obligation to pay any amounts due on the debt securities or to provide TPRUSA with funds for its payment obligations, whether by dividends, distributions, loans or other payments. In addition to being limited by the financial condition and operating requirements of such subsidiaries, any payment of dividends, distributions, loans or advances by TPRUSA’s subsidiaries to TPRUSA could be subject to statutory or contractual restrictions. Moreover, since certain of TPRUSA’s subsidiaries are insurance companies, their ability to pay dividends to TPRUSA is subject to regulatory limitations. See “Business—Regulation” in TPRE’s Form 10-K for the year ended December 31, 2013.

Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, the indenture will not limit us from incurring or issuing other secured or unsecured debt under the indenture or any other indenture that we may have entered into or enter into in the future. See the prospectus supplement relating to any offering of debt securities.

Terms of the Debt Securities

TPRUSA may issue the debt securities in one or more series through an indenture that supplements the indenture or through a resolution of its board of directors or an authorized committee of its board of directors, or a certificate of an authorized officer of TPRUSA.

You should refer to the prospectus supplement relating to such debt securities for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities;

•	any limit upon the aggregate principal amount of the series;

•	the person to whom interest shall be payable;

•	amount of payments of principal of and premium, if any, on the debt securities of the series;

•	maturity date(s) or the method of determining the maturity date(s);

•	interest rate(s) or the method of determining the interest rates(s);

•	dates on which interest will be payable and circumstances, if any, in which interest may be deferred;

•	dates from which interest will accrue and the method of determining those dates;

•	place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration of transfer or exchange;

•	place or places where notices and demands relating to the debt securities and the indenture may be made;

•	redemption or early payment provisions;

•	sinking fund or similar provisions;

•	authorized denominations if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	currency, currencies or currency units, if other than U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated;

•	any additions, modifications or deletions in the events of default or covenants specified in the indenture;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any additions or changes to the indenture necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities or the method of determining these amounts;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	whether a temporary global security will be issued and the terms upon which temporary global debt securities may be exchanged for definitive debt securities;

•	identity of the depositary for global securities;

•	appointment of any paying agent(s);

•	the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into cash, other securities or property; and

•	additional terms not inconsistent with the provisions of the indenture.

Third Point Reinsurance Ltd. Guarantee

TPRE will fully and unconditionally guarantee all payments on the debt securities issued by TPRUSA. Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, TPRE’s guarantee of the debt securities will be a senior unsecured obligation of TPRE and will rank senior in right of payment to all obligations that are expressly subordinated in right of payment to the guarantee and equal in right of payment to all of TPRE’s existing and future unsecured and unsubordinated obligations. The guarantee will effectively rank junior to any future secured debt of TPRE to the extent of the value of the assets securing such debt.

Since TPRE is a holding company, most of its operating assets are owned by its subsidiaries, including Third Point Reinsurance Company Ltd., a Bermuda company licensed as a Class 4 insurer. TPRE relies primarily on dividends from these subsidiaries to meet its obligations for payment of principal and interest on its outstanding obligations and corporate expenses. Moreover, TPRE’s rights and the rights of its creditors, including holders of the guaranteed debt securities of TPRUSA who would be creditors of TPRE by virtue of its guarantee, and of its shareholders to participate in any distribution of the assets of any subsidiary upon the subsidiary’s liquidation or reorganization or other similar event, would be subject to prior claims of the subsidiary’s creditors, except to the extent that TPRE may be a creditor of the subsidiary. The right of TPRE’s creditors, including holders of the guaranteed debt securities of TPRUSA described in this prospectus that may be offered from time to time hereby, to participate in the distribution of the shares owned by TPRE in some of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by insurance regulatory authorities having jurisdiction over the subsidiaries. The payment of dividends by TPRE’s reinsurance company subsidiaries, including Third Point Reinsurance Company Ltd., is limited under the applicable insurance laws and regulations. For example, see “Risk Factors—Our ability to pay dividends may be constrained by our holding company structure and certain regulatory and other factors” in TPRE’s Form 10-K for the year ended December 31, 2013.

The operating subsidiaries of TPRE are separate and distinct legal entities and have no obligation to pay any amounts due on the debt securities or the guarantee or to provide TPRE with funds for its payment obligations, whether by dividends, distributions, loans or other payments. In addition to being limited by the financial condition and operating requirements of such subsidiaries, any payment of dividends, distributions, loans or advances by TPRE’s subsidiaries to TPRE could be subject to statutory or contractual restrictions. Moreover, since certain of TPRE’s subsidiaries are insurance companies, their ability to pay dividends to TPRE is subject to regulatory limitations. See “Risk Factors—Our ability to pay dividends may be constrained by our holding company structure and certain regulatory and other factors” in TPRE’s Form 10-K for the year ended December 31, 2013.

Special Payment Terms of the Debt Securities

TPRUSA may issue one or more series of debt securities at a discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe U.S. federal tax consequences and special considerations relating to any series in the prospectus supplement relating to such debt securities.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, U.S. federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the prospectus supplement relating to such debt securities.

If we use any index to determine the amount of payments of principal of and premium, if any, on any series of debt securities, we will also describe in the prospectus supplement relating to such debt securities the special U.S. federal income tax, accounting and other considerations applicable to the debt securities.

Denominations, Registration and Transfer

Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, TPRUSA will issue the debt securities in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like aggregate principal amount and bearing the same interest rate, except as we may describe in the prospectus supplement relating to such debt securities. You may present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the indenture.

Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, the trustee will be the security registrar with respect to the debt securities issued under the indenture. TPRUSA may at any time rescind the designation of any registrar that it initially designates or approve a change in the location through which the registrar acts. TPRUSA will specify the registrar with respect to debt securities of any particular series in the prospectus supplement relating to the debt securities of that series.

Optional Redemption

The debt securities we may offer will not be subject to any sinking fund unless otherwise set forth in the prospectus supplement relating to such debt securities.

Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, either TPRUSA or TPRE may, at its option and at any time, redeem any series of debt securities, in whole or in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest up to but not including the redemption date. Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, TPRUSA and TPRE may redeem debt securities in part only in the amount of $2,000 or integral multiples of $1,000 in excess thereof.

Notice of any redemption (which may be subject to one or more conditions precedent) will be transmitted, at least 30 days but not more than 60 days before the redemption date, to the trustee and to each holder of debt securities of the series to be redeemed. If the redemption is subject to satisfaction of one or more conditions precedent, the redemption notice will describe the conditions and, if applicable, state that, in TPRUSA’s sole discretion, the date of redemption may be delayed until any or all conditions are satisfied or that such redemption may not occur and the redemption notice may be rescinded in the event that any or all such conditions are not satisfied by the redemption date, or by the redemption date as so delayed.

Unless both TPRUSA and TPRE default in their respective obligations with respect to payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions thereof called for redemption. On or prior to any redemption date, TPRUSA or TPRE must deposit with the paying agent funds sufficient to pay the redemption price of and accrued and unpaid interest on the debt securities to be redeemed on such date. If TPRUSA or TPRE, as applicable, is redeeming less than all the debt securities of a series, the trustee must select the debt securities to be redeemed by such method as the trustee in its sole discretion deems fair and appropriate, subject to the procedures of the depositary.

Consolidation, Merger and Sale of Assets

The indenture provides that, so long as any debt securities are outstanding, neither TPRUSA nor TPRE may consolidate with, or merge with or into, or convey, transfer or lease all or substantially all of its assets to any other entity unless:

•	the successor entity is an entity organized under the laws of Bermuda, the United Kingdom, the United States of America, any state of the United States of America or the District of Columbia that expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium and interest on the debt securities and all of the covenants of TPRUSA or TPRE, as applicable, under the indenture;

•	immediately after the merger, consolidation, conveyance, transfer or lease, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•	other conditions specified in the indenture are met.

Subject to the following paragraph, any indebtedness which becomes an obligation of TPRUSA, TPRE or any of their subsidiaries as a result of any such transaction shall be treated as having been incurred by TPRUSA, TPRE or such subsidiary at the time of such transaction.

This covenant would not apply to the direct or indirect conveyance, consolidation, merger, transfer or lease of all or any portion of the shares, assets or liabilities of any of TPRUSA’s wholly-owned subsidiaries to it or to its other wholly-owned subsidiaries or TPRE and/or one or more of its wholly-owned subsidiaries. Nor would this covenant apply to any recapitalization or other internal reorganization transaction, a change of control of TPRUSA, or a highly leveraged transaction, unless such transaction or change of control were structured to include a merger or consolidation by TPRUSA or the conveyance, transfer or lease of all or substantially all of TPRUSA’s assets to any entity other than TPRE and/or one or more subsidiaries of TPRE.

No Other Restrictive Covenants

Other than as specified under the heading “—Consolidation, Merger and Sale of Assets,” and except as specified in the applicable prospectus supplement, neither the indenture nor the debt securities will contain any restrictive covenants.

Events of Default

Under the terms of the indenture, each of the following constitutes an event of default for a series of debt securities:

•	failure to pay any interest payable on any debt security of that series when due that continues for 30 days;

•	failure to pay the principal of or premium, if any, on any debt security of that series when due at maturity;

•	failure (other than relating to payment) in the performance, or breach, of any of the other covenants or obligations of TPRUSA or TPRE made in respect of that series of debt securities that continues for 90 days after written notice has been provided in accordance with the procedures in the indenture;

•	certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default described in the supplemental indenture under which the series of debt securities is issued.

In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding debt securities will become due and payable immediately, without further action or notice on the part of the holders of the debt securities or the trustee. If any other event of default under the indenture with respect to the outstanding debt securities occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of (and premium, if any, on) and accrued and unpaid interest on all of the debt securities of the affected series to be due and payable immediately by written notice thereof to us, and to the trustee if given by the holders. However, at any time after a declaration of acceleration with respect to the debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the affected series may rescind and annul such declaration and its consequences if (i) we pay or deposit with the trustee all required payments of the principal of (and premium, if any, on) and overdue interest on the debt securities, plus certain fees, expenses, disbursements and advances of the trustee and (ii) all events of default, other than the nonpayment of accelerated principal (or a specified portion of the principal), premium (if any) and interest which has become due as a result of such acceleration, with respect to the debt securities have been cured or waived as provided in the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a particular series may waive any past default with respect to that series and its consequences, except a default in the payment of principal of, or premium, if any, or interest on the debt securities or in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each affected debt security.

The trustee is required to give notice to the holders of the debt securities within 90 days of a default under the indenture as to which the trustee has received notice pursuant to the indenture, unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default with respect to the debt securities (except a default in the payment of the principal of or interest on the debt securities) if the directors or certain specified officers of the trustee determine that withholding notice is in the interest of the holders of the debt securities.

The indenture provides that no holder of debt securities may institute any proceeding, judicial or otherwise, with respect to such indenture or for any remedy under such indenture, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of the relevant series, as well as an offer of indemnity reasonably satisfactory to the trustee. This provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, premium, if any, and interest payable with respect to the debt securities at their respective due dates.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that (i) such direction may not be in conflict with any rule of law or with the indenture, involve the trustee in personal liability or be unduly prejudicial to the holders of the debt securities not joining in the action, (ii) the holders of the debt securities must have provided indemnity reasonably satisfactory to the trustee, and (iii) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No later than 120 days after the end of each year, each of TPRUSA and TPRE must deliver to the trustee under the indenture a certificate, signed by two of several specified officers, stating whether or not, to the best knowledge of the signers thereof, TPRUSA or TPRE, as applicable, is in default in the performance of any of the terms, provisions and conditions of the indenture and, in the event of any default, specifying the nature and status of the default.

Modification of the Indenture

TPRUSA, TPRE and the trustee under the indenture may, without the consent of the holders of debt securities, amend, waive or supplement the indenture for specified purposes, including, among other things, curing ambiguities, defects, omissions, mistakes or inconsistencies, conforming the text or terms of the indenture or any debt securities to any provision of the description thereof in the related prospectus, prospectus supplement, offering memorandum or other disclosure document relating to the original issuance of such debt securities, to make certain changes for the benefit of holders of such debt securities, or to make any change that does not materially adversely affect the interests of any holder of any series of debt securities. TPRUSA and TPRE may also amend the indenture to maintain the qualification of such indenture under the Trust Indenture Act.

In addition, TPRUSA, TPRE and the trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of debt securities.

TPRUSA, TPRE and the trustee under the indenture may modify and amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount outstanding of the series of debt securities issued under the indenture that will be affected by the amendment. However, no modification or amendment of an indenture may, without the consent of the holder of each outstanding debt security issued thereunder that will be affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest payable on, any outstanding debt security;

•	reduce the principal amount of, or the rate of interest on, any outstanding debt securities or the premium, if any, payable upon the redemption thereof, or the amount of principal of an original issue discount security that would be due and payable upon redemption of such security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any outstanding debt security;

•	change the place of payment or the currency in which the principal of or the interest on any outstanding debt security is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment of the principal of or the interest on any outstanding debt security on or after its stated maturity date or redemption date;

•	modify any outstanding debt securities to subordinate those debt securities to any other indebtedness;

•	reduce the percentage of principal amount of outstanding debt securities necessary to modify or amend the indenture relating to such debt securities, to waive compliance with certain provisions of the indenture relating to such debt securities or certain defaults and consequences of the defaults or to reduce the quorum or voting requirements set forth in the indenture relating to such debt securities; or

•	modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of each holder of the debt securities affected.

Satisfaction and Discharge

The indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year of deposit; or

•	have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and (1) TPRUSA or TPRE deposits, or causes to be deposited with the trustee, money or United States government obligations or a combination thereof, as trust funds, in an amount to be sufficient to pay and discharge the entire indebtedness on the debt securities of such series not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, (2) TPRUSA or TPRE has paid all other sums payable by TPRUSA and TPRE with respect to the debt securities, and (3) TPRUSA or TPRE has delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the debt securities have been complied with, then the indenture will cease to be of further effect, and TPRUSA and TPRE will be deemed to have satisfied and discharged the indenture. However, TPRUSA and TPRE will continue to be obligated to pay all other sums due under the indenture, including TPRUSA and TPRE’s compensation and indemnification obligations in favor of the Trustee.

Defeasance and Covenant Defeasance

Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, the indenture provides that all of the obligations of TPRUSA and TPRE may be discharged, other than as to transfers and exchanges, under any series of the debt securities at any time, and that TPRUSA and TPRE may also be released from their respective obligations described above under “—Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by means of a supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected with respect to any debt securities only if, among other things:

•	TPRUSA or TPRE irrevocably deposits with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount determined by a certified public accounting firm of national reputation to be sufficient to pay on the respective stated maturities, the principal of, premium, if any, and interest on the outstanding debt securities of that series;

•	TPRUSA or TPRE delivers to the trustee an opinion of counsel to the effect that:

•	the holders of the debt securities will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance;

•	the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the execution of the applicable indenture, since that result would not occur under current tax law);

•	no event which is, or after notice or lapse of time or both would become, an event of default with respect to such securities has occurred and is continuing;

•	TPRUSA or TPRE delivers to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the defeasance or covenant defeasance of the debt securities have been complied with; and

•	if the debt securities are to be redeemed, either notice of such redemption shall have been given or TPRUSA or TPRE shall have given the trustee irrevocable directions to give notice of such redemption.

Global Debt Securities

TPRUSA may issue all or any part of a series of debt securities in the form of one or more global debt securities. TPRUSA will appoint the depositary holding the global debt securities. Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, the depositary will be The Depository Trust Company, or DTC. TPRUSA will issue global debt securities in registered form and in either temporary or definitive form. Unless it is exchanged for definitive debt securities, a global debt security may not be transferred except:

•	by the depositary to its nominee;

•	by a nominee of the depositary to the depositary or another nominee; or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

We will describe the specific terms of the depositary arrangement in the prospectus supplement relating to such debt securities. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Debt Security

If TPRUSA issues a global debt security, the depositary for the global debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the debt securities represented by the global debt security to the accounts of persons that have accounts with the depositary. We refer to those persons as participants. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states may require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global debt security.

So long as the depositary or its nominee is the registered owner of a global debt security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the indenture relating to such debt securities. Except as provided below, you:

•	will not be entitled to have registered in your name any of the debt securities represented by the global debt security;

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	will not be considered the owner or holder of the debt securities under the indenture relating to such debt securities.

Payments of Principal, Premium and Interest

All payments of principal, premium, if any, and interest on global debt securities will be made to the depositary that is the registered holder of the global debt security or its nominee. The depositary for the global debt securities and applicable participants will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium or interest payment, will immediately credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Definitive Debt Securities

Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed within 90 days, TPRUSA will issue definitive debt securities in exchange for the global debt security. In addition, TPRUSA may at any time and in its sole discretion, subject to the procedures of the depositary, determine not to have any such debt securities represented by one or more global debt securities. If that occurs, TPRUSA will issue definitive debt securities in exchange for the global debt security.

Further, TPRUSA may specify that you may, on terms acceptable to it, the trustee and the depositary, receive definitive debt securities in exchange for your beneficial interest in a global debt security, subject to any limitations described in the prospectus supplement relating to the particular series of debt securities. In that instance, you will be entitled to physical delivery of definitive debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless TPRUSA otherwise specifies, TPRUSA will issue those definitive debt securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Payment and Paying Agents

Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, TPRUSA will pay principal of, premium, if any, and interest on the debt securities at the office of the trustee for the debt securities in the City of New York or at the office of any paying agent that it may designate. TPRUSA and TPRE may at any time designate additional paying agents or rescind the designation of any paying agent. So long as any debt securities remain outstanding, TPRUSA and TPRE must maintain a paying agent in each place of payment for such debt securities.

Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, TPRUSA will pay any interest on debt securities to the registered owner of the debt security at the close of business on the fifteenth day prior to the interest payment date, except in the case of defaulted interest.

Subject to applicable escheat laws, any moneys deposited with the trustee or any paying agent, or then held by TPRUSA in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will be repaid to TPRUSA or TPRE. After repayment to TPRUSA, you are entitled to seek payment from TPRUSA and TPRE only as a general unsecured creditor.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee under the indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it believes that it is not reasonably assured of repayment or adequate indemnity.

The trustee under the indenture may from time to time perform other services for TPRE and its subsidiaries, including TPRUSA, in the normal course of business.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions. We may sell the securities of or within any series:

•	to one or more underwriters for public offering and sale by them;

•	through agents or dealers; or

•	to investors directly.

We will name any agent or dealer involved in an offer and sale of the securities in the prospectus supplement relating to such securities. If we sell the securities through an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time we reach an agreement for such sale, and the prospectus supplement relating to such securities used by the underwriters to make resales of the securities will set forth:

•	the names of the managing underwriter or underwriters and of any other underwriters;

•	the respective amounts underwritten; and

•	the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any.

Moreover, unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

We may offer and sell the securities described in this prospectus:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to market prices prevailing at the time of sale; or

•	at negotiated prices.

We may also, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions described in any prospectus supplement relating to such securities.

In connection with sales of the securities described in this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers for whom they may act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

We will describe in the applicable prospectus supplement any underwriting compensation we may pay to underwriters or agents in connection with the offering of the securities described in this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in distributions of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they may receive and any profit they may realize on resales of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

If a dealer participates in the sale of the securities described in this prospectus, we will sell the securities to such dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We will state the name of the dealer and the terms of the transaction in the prospectus supplement relating to that particular offering.

We may directly solicit offers to purchase the securities and we may make sales of the securities directly to institutional investors or others, who may be deemed to be underwriters under the Securities Act with respect to any resale of the securities. We will state the terms of any direct offers and sales in the prospectus supplement relating to such securities.

We may also offer and sell securities, if so indicated in the prospectus supplement relating to such securities, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the prospectus supplement relating to such securities. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents, dealers and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement relating to such securities and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement relating to such securities.

•	We will describe in the prospectus supplement relating to securities we may offer the commission that underwriters and agents soliciting purchases of the securities under delayed delivery contracts will be entitled to receive.

We may or may not list the securities described in this prospectus on a national securities exchange or a foreign securities exchange. Some series of the securities will be new issues and will not have established trading markets. We cannot give any assurances that there will be a market for any of the securities.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, legality of the securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters will be passed upon for any underwriters or agents by counsel to be named in the prospectus supplement relating to such securities. Such counsel may rely, as to matters of Bermuda law, upon the opinion of Conyers Dill & Pearman Limited, Hamilton, Bermuda, special Bermuda counsel for Third Point Reinsurance Ltd.

EXPERTS

The consolidated financial statements and schedules of Third Point Reinsurance Ltd. appearing in Third Point Reinsurance Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2013, as updated by the Current Report on Form 8-K dated January 20, 2015, have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements and schedules as of December 31, 2013 and 2012, for each of the years in the two-year period ended December 31, 2013, and for the period from inception (October 6, 2011) to December 31, 2011 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

TPRE files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. TPRE’s SEC filings are also available from the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information that TPRE files with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and any information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in a prospectus supplement relating to securities we may offer will automatically update and supersede this information. We incorporate by reference the following documents which TPRE has filed with the SEC:

•	Third Point Reinsurance Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2013;

•	Third Point Reinsurance Ltd.’s Proxy Statement filed on March 18, 2014 for the 2014 Annual General Meeting of Shareholders;

•	Third Point Reinsurance Ltd.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014; and

•	Third Point Reinsurance Ltd.’s Current Reports on Form 8-K filed on May 9, 2014, November 7, 2014, January 5, 2015 (as amended by the Form 8-K/A filed on January 6, 2015) and January 20, 2015 (including the portion thereof furnished under Item 2.02 of Form 8-K).

All documents filed by TPRE under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than reports or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K, except as and to the extent expressly set forth by specific reference in any such filing) from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than certain exhibits to those documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Third Point Reinsurance Ltd., The Waterfront, Chesney House, 96 Pitts Bay Road, Pembroke HM 08, Bermuda, Attention: Tonya L. Marshall (Telephone: +1 (441) 542-3300).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration Fee		(1)
Trustee’s Fees and Expenses	$50,000
Printing Expenses	$15,000
Accountants’ Fees and Expenses	$145,000
Legal Fees and Expenses	$300,000
Rating Agencies’ Fees	$37,500
Miscellaneous	$102,500

Total	$650,000

(1)	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

Item 15.	Indemnification of Directors and Officers.

Third Point Reinsurance Ltd.

Section 98 of the Companies Act 1981 of Bermuda (the “Bermuda Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Bermuda Companies Act.

Provisions in TPRE’s bye-laws provide that TPRE shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. TPRE’s bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Bermuda Companies Act permits TPRE to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not TPRE may otherwise indemnify such officer or director.

Insofar as indemnification by TPRE for liabilities arising under the Securities Act may be permitted to TPRE’s directors, officers or persons controlling the company pursuant to provisions of TPRE’s bye-laws, or otherwise, TPRE has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of TPRE in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, TPRE will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by TPRE is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TPRE maintains directors’ and officers’ liability insurance, which covers directors and officers of TPRE against certain claims or liabilities arising out of the performance of their duties.

TPRE has entered into agreements to indemnify its directors and executive officers. These agreements provide for indemnification of its directors and executive officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by TPRE or in its right, arising out of such person’s services as a director or executive officer of TPRE, any of its subsidiaries or any other company or enterprise to which the person provided services at TPRE’s request.

Third Point Re (USA) Holdings Inc.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. TPRUSA’s certificate of incorporation provides that no director shall be personally liable to TPRUSA or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

TPRUSA’s certificate of incorporation provides that TPRUSA will indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of TPRUSA) by reason of the fact that he or she is or was a director, officer, employee or agent of TPRUSA, or is or was serving at TPRUSA’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of TPRUSA, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. TPRUSA’s certificate of incorporation also provides that TPRUSA will indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of TPRUSA to procure a judgment in TPRUSA’s favor by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of TPRUSA, or is or was serving at TPRUSA’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action or suit, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of TPRUSA, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to TPRUSA, unless, and only to the extent that, a court determines that, despite such adjudication but in view of all of the circumstances, he or she is reasonably entitled to indemnification of any such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by TPRUSA against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. Under certain circumstances described in TPRUSA’s certificate of incorporation, expenses must be advanced to an Indemnitee who is a director and may be advanced to an Indemnitee who is an officer, trustee, employee or agent.

TPRUSA has entered or intends to enter into indemnification agreements with its directors and executive officers. In general, these agreements provide that TPRUSA will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of TPRUSA or in connection with their service at TPRUSA’s request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.

TPRUSA maintains a general liability insurance policy which covers certain liabilities of TPRUSA’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Other Indemnification Arrangements

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits.

A list of the Exhibits filed herewith is contained in the Index to Exhibits and is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on this January 20, 2015.

Third Point Reinsurance Ltd.

By:		/s/ John R. Berger
	Name:	John R. Berger
	Title:	Chief Executive Officer and

Chairman of the Board

SIGNATURES AND POWER OF ATTORNEY

THIRD POINT REINSURANCE LTD.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Berger, Christopher S. Coleman and Tonya L. Marshall, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2015.

Signature	Title

/s/ John R. Berger	Chief Executive Officer and Chairman of the Board (Principal Executive Officer) Authorized Representative in the United States
John R. Berger

/s/ Christopher S. Coleman Christopher S. Coleman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Director
Christopher L. Collins

/s/ Rafe de la Gueronniere	Director
Rafe de la Gueronniere

/s/ Steven E. Fass	Director
Steven E. Fass

/s/ Mary R. Hennessy	Director
Mary R. Hennessy

/s/ Neil McConachie	Director
Neil McConachie

/s/ Mark Parkin	Director
Mark Parkin

/s/ William L. Spiegel	Director
William L. Spiegel

Director
Joshua Targoff

Director
Gary D. Walters

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on this January 20, 2015.

Third Point Re (USA) Holdings Inc.

By:	/s/ John R. Berger
Name:	John R. Berger
Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

THIRD POINT RE (USA) HOLDINGS INC.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Berger, Christopher S. Coleman and Tonya L. Marshall, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2015.

Signature	Title

/s/ John R. Berger	Chief Executive Officer and Director (Principal Executive Officer)
John R. Berger

/s/ Christopher S. Coleman Christopher S. Coleman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Anthony Urban	Director
Anthony Urban

/s/ Thomas Wafer	Director
Thomas Wafer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

1.1*	Form of Underwriting Agreement.

4.1	Form of Indenture, to be entered into among Third Point Re (USA) Holdings Inc., as issuer, Third Point Reinsurance Ltd., as guarantor, and The Bank of New York Mellon, as trustee.

4.2	Form of Senior Debt Security (included in Exhibit 4.1 hereto).

5.1	Opinion of Conyers Dill & Pearman Limited.

5.2	Opinion of Debevoise & Plimpton LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young Ltd.

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1 hereto).

23.3	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.2 hereto).

24.1	Power of Attorney (included on signature pages for TPRE).

24.2	Power of Attorney (included on signature pages for TPRUSA).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee for the form of Indenture.

*	To be filed by amendment or by a report on Form 8-K.